UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2005

FMC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Not Applicable	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, TX 77067

(Address of principal executive offices) (Zip Code)

(281) 591-4000

Registrant’s telephone number,

including area code

FMC Technologies, Inc. Savings and Investment Plan

(Full title of the plan)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

On May 5, 2005, KPMG LLP elected not to stand for reappointment as the auditors of the FMC Technologies, Inc. Savings and Investment Plan (the “Plan”), and the Audit Committee of FMC Technologies, Inc. engaged the accounting firm of Grant Thornton LLP as independent auditors of the Plan for the year ended December 31, 2004. The decision to change accountants was approved by the Audit Committee.

The audit reports of KPMG LLP on the financial statements of the Plan as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent audits completed, which were for the years ended December 31, 2003 and 2002, and in the subsequent period through May 5, 2005, there were no disagreements between the Plan and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its opinion.

None of the reportable events described under Item 304 (a)(1)(v) of Regulation S-K occurred within the years ended December 31, 2003 and 2002 or within the subsequent period through May 5, 2005.

The Plan has provided KPMG LLP with a copy of the foregoing statements and requested that KPMG LLP furnish a letter to the Securities and Exchange Commission stating that it agrees with such statements. A copy of this letter is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

During the years ended December 31, 2003 and 2002 and the subsequent period through May 5, 2005, the Plan did not consult with Grant Thornton LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

99.1	Letter issued by KPMG LLP dated May 5, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC TECHNOLOGIES, INC.

By:	/s/ William H. Schumann, III
William H. Schumann, III
Senior Vice President and Chief Financial Officer

Date: May 5, 2005